UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2010
KINDER MORGAN ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-11234	76-0380342
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
500 Dallas Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)
713-369-9000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
SIGNATURE

Item 7.01. Regulation FD Disclosure
     In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
     Kinder Morgan Energy Partners, L.P. (the “Partnership”) has priced an underwritten public offering (the “Offering”) of 6,500,000 common units representing limited partner interests pursuant to an effective registration statement. The Partnership has granted the underwriters a 30-day option to purchase a maximum of 975,000 additional common units to cover over-allotments, if any. The public offering price is $66.25 per common unit.
     Citi, Barclays Capital, Goldman, Sachs & Co., J.P. Morgan and Morgan Stanley are acting as joint book-running managers of the Offering. BofA Merrill Lynch, Credit Suisse, Raymond James, and RBC Capital Markets are acting as senior co-managers of the Offering, and Madison Williams and Company and Morgan Keegan & Company, Inc. are acting as co-managers of the Offering.
     When available, copies of the prospectus supplement and accompanying base prospectus related to the Offering may be obtained from the following persons at the addresses set forth below:

Citi
Attn: Prospectus Department
Brooklyn Army Terminal
140 58th Street, 8th Floor
Brooklyn, New York 11220
Telephone: 1-800-831-9146
Email: batprospectusdept@citi.com

Barclays Capital
c/o Broadridge Integrated Distribution Services
1155 Long Island Avenue
Edgewood, New York 11717
Telephone: 1-888-603-5847
Email: barclaysprospectus@broadridge.com

Goldman, Sachs & Co.
Attn: Prospectus Department
200 West Street
New York, NY 10282
Telephone: 1-866-471-2526
Facsimile: 1-212-902-9316
Email: prospectus-ny@ny.email.gs.com

J.P. Morgan
via Broadridge Financial Solutions
1155 Long Island Avenue
Edgewood, New York 11717
Telephone: (866) 803-9204

Morgan Stanley
Attn: Prospectus Dept.
180 Varick Street, 2nd Floor
New York, New York 10014
Telephone: 866-718-1649
Email: prospectus@morganstanley.com

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
KINDER MORGAN ENERGY PARTNERS, L.P.
  By: KINDER MORGAN G.P., INC.,
         its general partner
         By: KINDER MORGAN MANAGEMENT, LLC,
                  its delegate

Dated: May 4, 2010	By:	/s/ Kimberly A. Dang
Kimberly A. Dang
Vice President and Chief Financial Officer